Exhibit 10.1

SCHOOL SPECIALTY, INC.

2014 INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

School Specialty, Inc. (the “Company”) hereby grants you stock appreciation rights (each, an “SAR”) under the 2014 Incentive Plan of School Specialty, Inc. (the “Plan”).  Notwithstanding anything herein contained to the contrary, if the Plan is not approved by the Company’s stockholders at the 2014 annual meeting of stockholders, the SARs shall be null and void and of no further effect.  Each SAR entitles you to receive from the Company an amount in cash substantially equal to the excess of the Fair Market Value of one share of Common Stock as of the business day immediately preceding the date of exercise over the Grant Value specified in Schedule I hereto.

Schedule I to this Agreement provides the details for your grant, including the number of SARs, the Grant Value, the latest date the SARs will expire (the “Term Expiration Date”), and any special rules that apply to your SARs.

The SARs are subject in all respects to the applicable provisions of the Plan.  This Agreement does not cover all of the rules that apply to the SARs under the Plan, and the Plan defines any terms in this Agreement that this Agreement does not.

In addition to the terms and restrictions in the Plan, the following terms and restrictions apply to each SAR:

SAR

While your SARs remain in effect under the Expiration section below,

Exercisability

you may exercise any exercisable SARs under the timing rules specified in Schedule I under “SAR Exercisability Provisions.”

Method of

Subject to this Agreement and the Plan, you may exercise an SAR (and only to

Exercise

the extent such SAR is vested and exercisable) by providing a written notice

(or notice through another previously approved method, which could include a voice- or e-mail system) to the Secretary of the Company, an Assistant Secretary of the Company designated by the Administrator or to whomever the Administrator designates, on or before the date the SAR expires.  Each such notice must satisfy whatever procedures then apply to the SAR and must contain such representations (statements from you about your situation) as the Company requires.  The Company shall be entitled to pay and withhold from any amounts payable by the Company to you the amount of any tax which it believes is required as a result of the exercise of any SAR.

Expiration

You cannot exercise an SAR after it has expired.  SARs will expire no later than the close of business on the Term Expiration Date shown on Schedule I. The “SAR Expiration Rules” in Schedule I provide the circumstances under which the SARs will terminate before the Term Expiration Date because, for example, you cease to be a Service Provider.  The Administrator can override the expiration provisions of Schedule I.

Compliance

You may not sell or otherwise dispose of the SARs in violation of applicable law.

Additional

The Company may postpone issuing and delivering any proceeds

Conditions

for so long as the Company determines to be advisable to satisfy the to Exercise

following:

•

its receiving proof it considers satisfactory that a person seeking to exercise an SAR after your death or Disability is authorized and entitled to do so;

•

your complying with any requests for representations under the Plan; and

•

your complying with any federal or state tax withholding obligations.

No Effect on

Nothing in this Agreement restricts the Company’s rights or those of any

Relationships

of its affiliates to terminate its or their relationship with you at any time, with or without cause.  The termination any such

relationship, whether by the Company or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under the Plan.

Not a Stockholder

You understand and agree that the Company will not consider you a stockholder, and you do not have any rights or privileges of a stockholder for any purpose with respect to any of the SARs.

Governing Law

The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws, except to the extent superseded by the laws of the United States of America.

Notices

Any notice you give to the Company must follow the procedures then in effect under the Plan and this Agreement.  If no other procedures apply, you must deliver your notice in writing by hand or by mail to the office of the Assistant Secretary designated by the Administrator.  If mailed, you should address it to such Assistant Secretary at the Company’s then corporate headquarters, unless the Company directs grantees to send notices to another corporate department or to a third party administrator or specifies another method of transmitting notice.  The Company will address any notices to you at your office or home address as reflected on the Company’s personnel or other business records.  You and the Company may change the address for notice by like notice to the other, and the Company can also change the address for notice by general announcements to grantees.

Plan Governs

Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control; provided, however, that this Agreement may impose greater restrictions on, or grant lesser rights, than the Plan.

SCHOOL SPECIALTY, INC.

2014 INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT

GRANTEE ACKNOWLEDGMENT

I acknowledge that I have received a copy of the Plan and this Agreement (including Schedule I).  I represent that I have read and am familiar with the terms of the Plan and this Agreement (including Schedule I).  By signing where indicated below, I accept the SARs subject to all of the terms and provisions of this Agreement (including Schedule I) and the Plan, as may be amended in accordance with its terms.  I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan and this Agreement with respect to the SARs.

Director By: [insert name of grantee] Date: May [●], 2014	SCHOOL SPECIALTY, INC. By: Title: [insert title] Date: May [●], 2014

 Grant No. [●]

SCHOOL SPECIALTY, INC.
2014 INCENTIVE PLAN
STOCK APPRECIATION RIGHT AGREEMENT

SCHEDULE I

Grantee Information:

Name:

[●]

SAR Information:

Number:  [●] SARs

Grant Value: $130.00

Date of Grant:  May [●], 2014

Term Expiration Date:  May [●], 2024

SAR Vesting Provisions

Except as otherwise provided in the Plan and this Agreement, the SARS will vest as to one-half of the SARs on the second anniversary of the Date of Grant and as to one-fourth of the SARS on each of the third and fourth anniversaries of the Date of Grant.

SAR Exercisability Provisions

No SAR may be exercised until such SAR vests, and then only in accordance with the Plan and this Agreement.  Any unvested SARs will vest upon a Change in Control.  A vested SAR may only be exercised on the earliest of (a) the date after which you cease to be a Service Provider, (b) within 30 days prior to the Term Expiration Date and (c) a Change of Control, provided that in the case of clauses (a) and (b), the SAR shall remain exercisable until the date set forth under “SAR Expiration Rules”.

SAR Expiration Rules

Any unvested SARs will expire immediately after you cease to be a Service Provider. Any vested and exercisable SARs will remain exercisable until the earliest of the following to occur, and then immediately expire:

•

on the 90th day after you cease to be a Service Provider for any reason other than Disability or death

•

on the 180th day after you cease to be a Service Provider due to a Disability

•

on the 180th day after your death while you are a Service Provider

•

the Term Expiration Date

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